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                                                                     Exhibit 4.5



                       FIRST AMENDMENT TO RIGHTS AGREEMENT

          FIRST AMENDMENT TO RIGHTS AGREEMENT, dated as of February 25, 1995 (this "Amendment"), to the Rights Agreement dated as of April 14, 1989 (the "Rights Agreement"), between Schwitzer, Inc., a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent").

          WHEREAS, pursuant to and in compliance with Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth in this Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereto hereby agree as follows:

          SECTION 1. Section 1(a) of the Rights Agreement is hereby amended to add the following at the end of the existing language thereof:

     "Anything in this Agreement to the contrary notwithstanding, "Acquiring Person" shall not include Kuhlman Corporation, a Delaware corporation ("K"), Spinner Acquisition Corp., a Delaware corporation ("Sub"), or any Affiliates or Associates of K or Sub, by virtue of the execution and delivery of the Agreement and Plan of Merger (the "Merger Agreement") by and among K, Sub and the Company, dated as of February 25, 1995."

          SECTION 2. The first paragraph of Section 11(a)(ii)(B) of the Rights Agreement is hereby amended to read in its entirety as follows:

          "(B) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan), shall become the Beneficial Owner of 20% or more of the shares of Common Stock of the Company then outstanding (other than through (1) an acquisition described in subparagraph (iii) of this paragraph (a) or (2) the execution and delivery of the Merger Agreement)."

          SECTION 3.  The Rights Agreement is hereby amended to add a new
Section 34 which shall read in its entirety as follows:

          Section 34. EFFECT OF MERGER AGREEMENT. "Anything in this Agreement to the contrary notwithstanding, the execution and delivery of the Merger Agreement shall not cause K, Sub, or any Affiliates or Associates of K or Sub to

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     be deemed an Acquiring Person or to give rise to an event as described in clauses (A), (B), (C) or (D) of Section 11(a)(ii) hereof, an event as described in Section 13 hereof or a Shares Acquisition Date."

          SECTION 4. This amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          SECTION 5. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 6. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


                                        SCHWITZER, INC.
Attest:

/s/ Richard H. Prange                   By: /s/ Gary G. Dillon
------------------------------              -------------------------------
Name:   Richard H. Prange                   Name:   Gary G. Dillon
Title:  Secretary                           Title:  Chairman, President
                                                    and Chief Executive
                                                    Officer


                                        HARRIS TRUST AND SAVINGS BANK,
                                        as Right Agent

Attest:

/s/ W. A. Ryter                         By: /s/ K. W. Penn
------------------------------              -------------------------------
Name:   W. A. Ryter                         Name:   K. W. Penn
Title:  Trust Officer                       Title:  A.V.P.


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